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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendent No.            )

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THE NAVIGATORS GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

ANNUAL MEETING—May 29, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of your Company to be held at 3:00 p.m. on Thursday, May 29, 2003 at The Cornell Club, 6 East 44th Street, New York, N.Y. 10017.

        A report of the Company's current affairs will be presented at the Meeting and Stockholders will have an opportunity for questions and comments.

        You are requested to sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

        We are grateful for your assistance and express our appreciation in advance.

                      Sincerely yours,

                      Terence N. Deeks
                       Chairman

April 23, 2003

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 29, 2003

To the Stockholders of The Navigators Group, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of The Navigators Group, Inc. (the "Company"), a Delaware corporation, will be held at The Cornell Club, 6 East 44th Street, New York, N.Y. 10017, on Thursday, May 29, 2003, at 3:00 p.m. At the meeting, stockholders will be asked to:

  (1)
  Elect eight (8) directors to serve until the 2004 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

  (2)
  Approve The Navigators Group, Inc. Employee Stock Purchase Plan.

  (3)
  Approve The Navigators Group, Inc. Executive Performance Incentive Plan.

  (4)
  Ratify the appointment by the Company's Board of Directors of KPMG LLP as the independent auditors of the Company to examine and report on the December 31, 2003 financial statements.

  (5)
  Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The close of business on April 14, 2003, has been fixed by the Board of Directors as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at such date will be entitled to vote. A list of stockholders will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the meeting at the offices of the Company, One Penn Plaza, New York, New York 10119.

                      By Order of the Board of Directors

                      Bradley D. Wiley
                       Secretary

New York, New York
April 23, 2003

  IMPORTANT
          If you do not plan to attend this meeting, please sign and return the enclosed proxy. No postage is required if mailed in the United States.   PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

General Information

        The accompanying form of proxy is solicited on behalf of the Board of Directors of The Navigators Group, Inc. (the "Company") for use at the annual meeting (the "Meeting") of the Company's stockholders or any adjournment thereof. The persons named on the proxy card have been designated as proxies by the Company's Board of Directors. Such persons are officers of the Company. Any stockholder desiring to appoint some other person to represent him or her at the Meeting may do so by completing another form of proxy and delivering the completed proxy to the Secretary of the Company at the address indicated above, before the time of the Meeting. It is the responsibility of the stockholder appointing some other person to represent him or her to inform such person of the appointment. The Company has first mailed these proxy materials to holders ("Stockholders") of shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), on or about April 28, 2003. The Company's executive offices are located at One Penn Plaza, New York, New York 10119.

        The proxies which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management's eight (8) nominees for election as directors and in favor of Proposals 2, 3 and 4. Stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Meeting or any adjournment or adjournments thereof. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Company of its revocation. A Stockholder who attends the Meeting in person may, if he or she wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given. The outstanding voting stock of the Company as of April 14, 2003, the record date, consisted of 8,515,535 shares of Common Stock, with each share of Common Stock entitled to one vote. Only Stockholders of record at the close of business on April 14, 2003, are entitled to vote at the Meeting. The closing price of the Common Stock on April 14, 2003 was $26.29. A copy of the Company's Annual Report for the year ended December 31, 2002, is being mailed to Stockholders simultaneously herewith.

PROPOSAL 1
ELECTION OF DIRECTORS

        The By-Laws of the Company provide for the Company to have not less than three nor more than twenty-one directors. Management proposes the election of the eight nominees named below to constitute the entire Board of Directors of the Company (the "Board") until the next Annual Meeting of Stockholders and until their successors shall be duly elected and shall qualify. Each of the nominees is currently a director of the Company. In the event any nominee(s) named below is unable or declines to serve, which the Board does not anticipate, it is intended that the proxies will be voted for the balance of those named and for any substitute nominee(s) that the Board may designate.

Name	Age	Position With The Company	First Became a Director
Peter A. Cheney	60	Director	2003
Terence N. Deeks	63	Chairman	1982
Robert W. Eager, Jr.	59	Director	2001
Stanley A. Galanski	44	President & CEO	2001
Leandro S. Galban, Jr.	68	Director	1983
Marc M. Tract	43	Director	1991
George T. Van Gilder	59	Director	2002
Robert F. Wright	77	Director	1993

        Peter A. Cheney has been retired since 1996. Prior thereto, Mr. Cheney held various positions at National Re Corporation, including Executive Vice President, Chief Financial Officer and Director from 1994 to 1996.

        Terence N. Deeks is the Company's founder. He has been Chairman of the Company since its formation in 1982, its President until May 2002 and CEO until December 2002. Mr. Deeks is chairman and a director of several of the Company's wholly owned subsidiaries including Navigators Insurance Company ("Navigators Insurance"). Mr. Deeks has been engaged in the property and casualty insurance business since 1957.

        Robert W. Eager, Jr. has been retired since 1999 and prior thereto from 1996 to 1999 had been an Executive Vice President of General Reinsurance Corporation. Prior thereto, Mr. Eager held various positions at National Re Corporation from 1976 to 1996, including Executive Vice President from 1994 to 1996.

        Stanley A. Galanski has been President of the Company since May 2002. In January 2003, he was appointed to the additional position of CEO. Prior thereto, Mr. Galanski had been Executive Vice President and Chief Operating Officer of the Company since March 2001. He had been President of XL Insurance Company of New York from 2000 to March 2001, President of XL Specialty Insurance Company from 1997 to March 2001, and President of New Hampshire Insurance Company from 1995 to 1997. From 1980 to 1995, Mr. Galanski held various underwriting and management positions with the Chubb Group of Insurance Companies. Mr. Galanski is a director of Navigators Insurance.

        Leandro S. Galban, Jr. has been Vice Chairman and Managing Director of Credit Suisse First Boston LLC ("CSFB") since 2000. Prior thereto from 1996 to 2000 he had been a Managing Director and Co-Head of the Financial Institutions Group of Donaldson, Lufkin & Jenrette, a company acquired by CSFB.

        Marc M. Tract has been a partner of the law firm of Katten Muchin Zavis Rosenman since 1994, which firm has been counsel to the Company for the same period.

        George T. Van Gilder has been an independent insurance consultant since 2000. Mr. Van Gilder was President and CEO of Reliance Insurance Company from 1999 to 2000, a consultant to Morgan Stanley, Inc. from 1997 to 1999, Chairman of Risk Management Solutions, Inc. from 1995 to 1997, and prior thereto held various underwriting positions with the Chubb Group of Insurance Companies from 1971 (including Chief Underwriting Officer from 1993 to 1995).

        Robert F. Wright has been President and CEO of Robert F. Wright Associates, Inc. since 1988. Mr. Wright was a partner of the public accounting firm of Arthur Andersen & Co. from 1960 to 1988. He is a director of U.S. Timberlands Company L.P., Universal American Financial Corporation and USI Holdings Corporation.

The Board recommends a vote "FOR" Proposal 1.

Non-director Executive Officers

        The current non-director executive officers of the Company are as follows:

Name	Age	Position
Bradley D. Wiley	49	Senior Vice President, Chief Financial Officer and Secretary
R. Scott Eisdorfer	39	Senior Vice President and Chief Information Officer
Salvatore A. Margarella	53	Vice President and Treasurer

        Bradley D. Wiley has been Senior Vice President, Chief Financial Officer and Secretary of the Company since 1996 and of its insurance subsidiaries since 1997. From 1992 until 1996, Mr. Wiley was Senior Vice President and Chief Financial Officer of Christiania Re Corp. and its wholly owned subsidiary, Christiania General Insurance Corp. Mr. Wiley is a director of Navigators Insurance.

        R. Scott Eisdorfer has been Senior Vice President and Chief Information Officer of the Company since 2001 and of its insurance subsidiaries since 1999. From 1996 to 1999, Mr. Eisdorfer was a Vice President and Applications Manager of General Reinsurance Corporation, and prior thereto from 1985 held various information technology positions at National Reinsurance Corporation. Mr. Eisdorfer is a director of Navigators Insurance.

        Salvatore A. Margarella has been Vice President and Treasurer of the Company since 1997 and prior thereto he was the Controller of the Company since its inception. Mr. Margarella has been Vice President and Treasurer of Navigators Insurance since 1987, and serves as one of its directors.

Ownership of Voting Securities By Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership, reported to the Company as of April 14, 2003, of shares of Common Stock (i) by each person who holds of record or is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each of the Company's current directors and nominees for directors, (iii) by each of the executive officers named in the Summary

Compensation Table, and (iv) by all directors and executive officers as a group. Except as otherwise indicated, to the Company's knowledge all shares are beneficially owned by the persons named as owners.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Terence N. Deeks(1) One Penn Plaza New York, New York 10119	3,296,080	38.5
Marc M. Tract(2) 575 Madison Avenue New York, New York 10022	1,005,248	11.8
Royce & Associates, Inc. 1414 Avenue of the Americas New York, New York 10019	785,200	9.2
Beck, Mack & Oliver LLC 330 Madison Avenue New York, New York 10017	765,200	9.0
Michael L. Civisca(3)	20,000	*
Robert M. DeMichele	25,870	*
Robert W. Eager, Jr.	1,120	*
Stanley A. Galanski(4)	36,600	*
Leandro S. Galban, Jr.(5)	23,862	*
Noel Higgitt(6)	4,750	*
David E. Hope(7)	7,000	*
George T. Van Gilder	523	*
Robert F. Wright	9,322	*
All current directors and executive officers	4,463,325	51.6
as a group (1)(2)(3)(4)(5)(6)(7)(8)

*
Less than 1%.
(1)
Includes 2,243,402 and 885,736 shares which may be deemed to be beneficially owned by Mr. Deeks as Settlor of the Terence N. Deeks 2002 Qualified Three Year Annuity Trust and the Terence N. Deeks 2003 Qualified Three Year Annuity Trust, respectively, 106,942 shares owned jointly with his wife, 5,000 shares owned by the Deeks Family Foundation and vested options to purchase 55,000 shares at exercise prices between $14.50 and $17.00 per share. Excludes 996,826 shares which are held under certain instruments of trust for the benefit of Mr. Deeks' non-minor children. Mr. Deeks disclaims beneficial ownership of all shares held in trust for the benefit of his children.
(2)
Includes 999,026 shares held as trustee under certain instruments of trust for the benefit of Mr. Deeks' children and grandchildren of which Mr. Tract disclaims beneficial ownership.
(3)
Includes vested options to purchase 19,750 shares at exercise prices between $10.50 and $34.00 per share. Excludes 750 unvested shares from Mr. Civisca's 1,000 share stock grant issued on January 1, 2002 which vests at the rate of 25% per year.
(4)
Excludes 50,000 unvested shares from Mr. Galanski's 100,000 share stock grant issued on March 26, 2001 which vests at the rate of 25% per year.
(5)
Includes 1,500 shares held by family members of Mr. Galban.
(6)
Includes vested options to purchase 2,500 shares at an exercise price of $16.75 per share. Excludes 750 unvested shares from Mr. Higgitt's 1,000 share stock grant issued on January 1, 2002.
(7)
Excludes 15,000 unvested shares from Mr. Hope's 20,000 share stock grant issued on March 1, 2002.
(8)
Includes Mr. Wiley's 43,250 shares which include vested options to purchase 30,000 shares at exercise prices between $14.00 and $17.00 per share, Mr. Margarella's vested options to purchase 19,750 shares at exercise prices between $10.50 and $34.00 per share, and Mr. Eisdorfer's 4,450 shares which include vested options to purchase 2,500 shares at an exercise price of $16.75 and excludes 1,750 unvested stock grants.

Certain Relationships and Related Transactions

        The Company had a consulting agreement with Robert F. Wright Associates, Inc., of which Mr. Wright is the President. The consulting agreement, which was cancelled effective September 30, 2002, provided for an annual consultation fee of $26,000 to be paid to Robert F. Wright Associates, Inc. for certain consulting services provided by Mr. Wright in conjunction with his director's responsibilities. Mr. Wright is a member of the Audit, Finance and Nominating Committees. He was a member of the Compensation Committee through April 9, 2003.

        Terence N. Deeks and a member of his family own in the aggregate 98% of Somerset Insurance Limited, a Bermuda corporation ("Somerset Bermuda"). Somerset Bermuda reinsures members of several of the insurance pools managed by a subsidiary of the Company. Mr. Deeks is a member of the Executive Committee and, effective April 10, 2003, is also a member of the Underwriting Advisory Committee.

        Marc M. Tract is a partner of Katten Muchin Zavis Rosenman which firm has served as counsel to the Company since 1994. Mr. Tract also serves as trustee under several instruments of trust for the benefit of Mr. Deeks' children and grandchildren. Mr. Tract is a member of the Executive (effective April 10, 2003), Compensation and Nominating Committees. He was a member of the Audit Committee through September 10, 2002.

        Management believes that the terms of the former consulting agreement with Mr. Wright were no less favorable to the Company than those which could be obtained from unaffiliated third parties. Management further believes that all other transactions with affiliated companies have in the past been on fair and equitable terms no less favorable than the Company could obtain in arm's length transactions with unaffiliated third parties.

Board of Directors

        The Board of Directors of the Company held six meetings in 2002. No director attended or participated in fewer than 75% of the meetings of the Board or meetings of the committees of the Board during 2002.

        The Board's Compensation Committee oversees the Company's compensation and benefit policies and programs, including the stock option and stock appreciation rights plans of the Company and the annual salaries and annual incentive plan for selected officers. During 2002, the Compensation Committee held two meetings. The members of the Compensation Committee were Robert W. Eager, Jr., Leandro S. Galban, Jr., Marc M. Tract and Robert F. Wright. For more information regarding the activities of the Compensation Committee, see the Compensation Committee Report later in this Proxy Statement.

        The Board's Audit Committee recommends the selection of independent Certified Public Accountants and reviews the scope and results of independent audits. During 2002, the Audit Committee held four meetings. The members of the Audit Committee were Robert W. Eager, Jr., George T. Van Gilder and Robert F. Wright. For more information regarding the activities of the Audit Committee, see the Audit Committee Report later in this Proxy Statement.

        The Board's Nominating Committee recommends nominees for election to the Company's Board of Directors. The Nominating Committee met once during 2002. The members of the Nominating Committee were Marc M. Tract and Robert F. Wright.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Compensation

        The following Summary Compensation Table sets forth compensation paid by the Company for each of the years in the three-year period ended December 31, 2002 to the Chairman and Chief Executive Officer of the Company and to each of the four other most highly paid executive officers of the Company or its subsidiaries (the "Named Executive Officers").

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position					Restricted Stock Award($)			Securities Underlying Options/SARs(#)	All Other Compensation($)
	Year	Salary($)	Bonus($)
Terence N. Deeks Chairman	2002 2001 2000	$225,000 315,008 350,000	$	— — —	$	— — —		— — 10,000	$70,870 70,069 69,541	(1) (1) (1)
Stanley A. Galanski President and Chief Executive Officer	2002 2001 2000	325,000 250,008 —		474,079 — —		— 1,412,500 —	(2)	— — —	— — —
David E. Hope President of Navigators Holdings UK and Marine and Energy Division of Navigators Management Co., Inc.	2002 2001 2000	336,987 — —		175,000 — —		416,600 — —		— — —	— — —
Michael L. Civisca Senior Vice President of Navigators Management Co., Inc.	2002 2001 2000	186,250 157,813 150,000		248,907 20,000 —		20,100 — —		10,000 — 7,500	— — —
Noel Higgitt President of Navigators California Insurance Services, Inc.	2002 2001 2000	257,083 250,000 250,000		98,907 70,028 —		20,100 — —		10,000 — 10,000	— 14,988 —	(1)

(1)
Represents life insurance premiums paid by the Company.

(2)
Based on the fair market value at the time of grant.

Stock Options

        The following table contains information concerning the grant of options and stock appreciation rights ("SARs") under the Company's stock option plans and stock appreciation rights plan to each of the Named Executive Officers during the year ended December 31, 2002.

Option/SAR Grants in 2002

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options/SAR Term
	Individual Grants
	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year
Name			Exercise Price ($/Share)	Expiration Date
					5%	10%
Terence N. Deeks	—	—	—	—	—	—
Stanley A. Galanski	—	—	—	—	—	—
David E. Hope	—	—	—	—	—	—
Michael L. Civisca	10,000	8.7	16.75	12/4/11	206,000	428,000
Noel Higgitt	10,000	8.7	16.75	12/4/11	206,000	428,000

        The following table sets forth information for each of the Named Executive Officers with respect to the value of options/SARs exercised during the year ended December 31, 2002 and the value of outstanding and unexercised options/SARs held as of December 31, 2002, based upon the closing market value of the Common Stock of $22.95 per share on December 31, 2002.

Aggregated Option/SAR Exercises in 2002
and December 31, 2002 Option/SAR Values

			Number of Securities Underlying unexercised Options/SARs at December 31, 2002 (#)
					Value of unexercised in-the-money Options/SARs at December 31, 2002 ($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Terence N. Deeks	—	—	60,000	5,000	515,000	62,000
Stanley A. Galanski	—	—	—	—	—	—
David E. Hope	—	—	—	—	—	—
Michael L. Civisca	—	—	24,750	11,250	170,000	93,000
Noel Higgitt	—	—	7,500	12,500	78,000	109,000

Employment Agreements

        The Company has entered into a three year employment agreement with Mr. Galanski expiring in March 2004 that generally provides for Mr. Galanski's employment during that period and the issuance of a stock grant of 100,000 shares of Common Stock subject to vesting provisions of 25% per year. Under certain conditions in the event of a change in control, Mr. Galanski is entitled to his base salary for the remaining term of his employment agreement and an acceleration of the vesting provisions under the stock grant.

        The Company has also entered into agreements with Messrs. Hope, Civisca and Higgitt providing for their employment. In general, the agreements provide for the continuation of their base salary for up to one year in the case of a termination by the Company without cause. Mr. Hope's agreement has an initial three year term effective March 1, 2002 and a stock grant of 20,000 shares of Common Stock subject to vesting provisions of 25% per year.

Compensation of Directors

        Directors of the Company who are not officers or employees of the Company or any of its subsidiaries, are paid a retainer of $2,000 per quarter, an additional $1,000 for attending each of four regular quarterly meetings of the Board, and the number of shares of Common Stock that is equivalent to a cash payment of $12,000 based on the closing market price of the Common Stock on December 31.

2002 Stock Incentive Plan

        At the May 30, 2002 Annual Meeting, the Company's Stockholders approved the 2002 Stock Incentive Plan (the "2002 Stock Plan").

        Pursuant to the 2002 Stock Plan, the Company may grant to eligible persons awards including, but not limited to, incentive stock options ("ISOs") within the meaning of Section 422(b) of the Code, non-incentive stock options ("NISOs") and restricted shares of the Company's Common Stock.

        The 2002 Stock Plan authorizes the Company to grant awards for an aggregate of up to 1,000,000 shares of Common Stock. The Board of Directors believes stock awards are an integral part of the compensation packages to be offered to the Company's executives, directors, employees and consultants and that the grant of stock awards, which align the interests of the recipients with those of the Company's

Stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

        The purposes of the 2002 Stock Plan are to induce certain individuals to remain in the employ of, or to continue to serve as directors or as independent consultants to the Company and its present and future subsidiary corporations, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the granting of awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

        The 2002 Stock Plan will terminate ten years from its adoption. The Board of Directors may at any time terminate the 2002 Stock Plan or make certain modifications to the 2002 Stock Plan. The Board, however, may not, without approval by the Stockholders of the Company, increase the number of shares of Common Stock as to which awards may be granted under the 2002 Stock Plan, change the manner of determining stock option prices or change the class of persons eligible to participate in the 2002 Stock Plan.

        The 2002 Stock Plan is administered by the Compensation Committee consisting of two or more members of the Board of Directors. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board of Directors. In the event that no Compensation Committee is appointed, the 2002 Stock Plan shall be administered by the Board of Directors.

        The Compensation Committee shall have discretion to determine the participants under the 2002 Stock Plan, the types, terms and conditions of the awards, including performance and other earnout and/or vesting contingencies, permit transferability of awards to an immediate family member of a participant or a trust established on behalf of such immediate family member, interpret the 2002 Stock Plan's provisions and administer the 2002 Stock Plan in a manner that is consistent with its purpose.

        The 2002 Stock Plan provides for discretionary grants of awards to employees, non-employee directors and consultants to the Company or any of its subsidiaries, or any corporation acquired by the Company or any of its subsidiaries. The number of shares of Common Stock reserved for issuance upon exercise of awards granted under the 2002 Stock Plan will be 1,000,000, of which 100,000 may be stock grants.

        Under the 2002 Stock Plan, the Compensation Committee may grant awards in the form of options to purchase shares of Common Stock. The initial per share exercise price for an ISO may not be less than the fair market value on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of the Common Stock. The initial per share exercise price for a NISO may not be less than 90% of the fair market value of a share of Common Stock on the date of grant.

        No option granted pursuant to the 2002 Stock Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the ISO is granted may not be exercised more than five years after the date of grant. Any option granted to a non-employee director of the Company or any of its subsidiaries shall not exceed 10 years in duration.

        The 2002 Stock Plan also permits the grant of awards of shares of Common Stock. A stock award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each award will be subject to conditions, restrictions and contingencies established by the Compensation Committee. In making a determination regarding the allocation of such shares, the Compensation Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Compensation Committee in its discretion shall deem relevant.

Stock Option Plans and Stock Appreciation Rights Plan

        In 1986 and 1987, the Company adopted two stock option plans which allowed for the grant to key employees of the Company, its subsidiaries and affiliates, options to purchase an aggregate of 900,000 shares of Common Stock. The Company filed a Form S-8/S-3 Registration Statement relating to the aggregate of the 900,000 shares of Common Stock which may be issued upon the exercise of options granted or that may be granted under these two plans, an incentive stock option plan and a non-qualified stock option plan (the "Stock Option Plans"). The Stock Option Plans are administered by the
Compensation Committee of the Company's Board of Directors. The Compensation Committee approves the persons to receive options, option prices, dates of grant and vesting periods. No option may extend longer than ten years. The Stock Option Plans require that all options granted shall be at exercise prices not less than 90% of the fair market value of the Common Stock on the date of the grant, as such value is determined by the Compensation Committee. The options vest at the rate of 25% per year. As a result of the approval of the 2002 Stock Plan at the May 30, 2002 Annual Meeting of Stockholders, no further options will be issued under the Stock Option Plans.

        In 1996, the Company also adopted a phantom stock appreciation rights plan (the "SAR Plan") which allows for the grant to key employees of the Company and its affiliates of up to 300,000 stock appreciation rights. The Compensation Committee administers the SAR Plan and approves the employees who will receive grants of the rights. The SAR Plan includes a vesting schedule similar to that of the Stock Option Plans, with the rights vesting at a rate of 25% per year. Upon exercise of a stock appreciation right, the key employee is entitled to receive cash in an amount equal to the difference between the fair market value of the Common Stock at the exercise date and the exercise price (which shall not be less than 90% of the fair market value of the Common Stock at the date of grant).

Equity Compensation Plan Information

        The following chart includes information as of December 31, 2002 with respect to equity compensation plans where equity securities of the Company may be issued:

	A		B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, and unvested stock grants		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders(1)	529,500		$14.76	907,562
Equity compensation plans not approved by security holders(2)	95,000		—	—

Total	624,500	(3)		907,562	(3)

(1)
These plans are the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan and the 2002 Stock Incentive Plan.

(2)
Unvested stock grants provided under individual employment agreements for Messrs. Galanski and Hope. See Employment Agreements.

(3)
Column A includes 10,000 unvested stock grants. Column C includes a maximum of 90,000 stock grants.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consisted of Messrs. Eager, Galban, Tract and Wright. Please refer to "Certain Relationships and Related Transactions" contained herein as such section relates to the members of the Compensation Committee.

Compensation Committee Report on Executive Compensation

        The Board's Compensation Committee is charged, among other things, to make periodic reviews of the Company's compensation arrangements with executive officers and to make recommendations to the Board of Directors with respect to such arrangements.

        The principal objectives of the Committee's compensation policies are to attract and retain qualified employees and to provide incentives and rewards for such employees to enhance the profitability and growth of the Company and thus lead to long-term enhancement of Stockholder value. The management compensation program currently consists of the following elements: annual payments of salary, an annual incentive plan, the 2002 Stock Plan (which provides for the grant of stock options and restricted stock grants) and the SAR Plan (which provides for the grant of stock appreciation rights). The following describes components of the Company's management compensation program for the year ended
December 31, 2002 and the related factors considered by the Committee in determining compensation.

        Base Salaries.    Base salaries were determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies. Salary payments were made to compensate ongoing performance throughout the year.

        Annual Incentive Plan.    The Company's annual incentive plan consists principally of bonus payments based on underwriting results compared to financial objectives determined by the Board and subjective evaluations of personal performance submitted by management and approved by the Committee. The objectives of the annual incentive plan are to reward executives and key employees based on performance measures that are recognized within the industry and among investors as being key measures of success. The annual incentive plan permits management to adjust the goals annually (subject to approval by the Committee) to reflect the competitive environment. In addition, by aligning the financial interests of the Company's executives and key employees with those of the Company's Stockholders, the annual incentive plan is intended to be directly related to the creation of value for Stockholders of the Company over the long-term.

        For the year ended December 31, 2002, there were two distinct components of the annual incentive plan. The first component rewarded eligible employees for their contributions to the success of the Company as measured by return on equity targets. The second component rewarded eligible employees for their contributions to the success of the Company as measured by a sustained increase in the market price of the Company's stock to a target level. This component terminated upon satisfaction of the target during 2002.

        2002 Stock Plan and SAR Plan.    These plans allow for the award of stock options and/or restricted stock grants from the 2002 Stock Plan and stock appreciation rights from the SAR Plan, all of which generally vest over four years. The number of shares of Common Stock subject to a stock option and/or SAR grant to an employee is determined with reference to the responsibility and experience of the employee and competitive conditions. By aligning the financial interests of the Company's employees with those of the Company's Stockholders, these equity-based awards are intended to be directly related to the creation of value for Stockholders of the Company. The deferred vesting provisions are designed to create an incentive for an individual executive to remain with the Company.

        Benefits.    Executive officers also participate in those benefit arrangements which are available to most of our employees, including health and welfare benefit plans, pension plans and a 401(k) plan.

        Chairman, Former President and Former Chief Executive Officer.    The Committee reviewed the 2002 compensation levels of Terence N. Deeks, Chairman and Chief Executive Officer of the Company in 2002 and President through May 2002, within the context of industry information regarding chief executive officers with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies. The Committee also considered local market conditions and job performance, as well as the significant stock ownership position of Mr. Deeks in the Company. For 2002, Mr. Deeks, who participated in all of the components of the Company's management compensation program described above, received from the Company an average base salary of $225,000 per annum and waived his entitlement to receive any annual incentive plan bonus payment. Mr. Deeks was not granted any stock options or SARs in 2002.

        President and Chief Executive Officer.    The Committee reviewed the 2002 compensation levels of Stanley A. Galanski, Executive Vice President and Chief Operating Officer of the Company until his promotion effective May 31, 2002, to President and Chief Operating Officer. Effective January 1, 2003, Mr. Galanski received the additional title of Chief Executive Officer.

        During 2002, Mr. Galanski remained subject to an employment agreement with the Company which will expire in March, 2004, subject to automatic renewal for additional one year periods unless terminated pursuant to its terms. The agreement contemplated his eventual transition to the role of President and Chief Executive Officer. The agreement provides for:

        Salary.    An initial base salary of $325,000, with increases subject to annual review by the Committee. During 2002, Mr. Galanski's base salary was $325,000. Effective January 1, 2003, the Committee increased Mr. Galanski's base salary to $400,000 commensurate with his increased responsibilities as Chief Executive Officer.

        Bonus.    Participation in the annual incentive plan. During 2002, Mr. Galanski earned a bonus in the aggregate of $474,079 based on his performance under the objectives set by the Committee for 2002.

        Stock Grant/Stock Options.    A grant of 100,000 shares of Common Stock, vesting in four annual 25,000 share increments. During 2002, the first 25,000 share increment vested. Mr. Galanski elected to accept 16,500 shares with the economic equivalent of the balance being used by him to satisfy applicable withholding obligations. Mr. Galanski did not receive any stock options or stock appreciation rights in 2001 or 2002.

        Benefits.    Participation in the Company's benefit programs which included health and welfare benefit plans, a pension plan, and a 401(k) plan.

        In setting Mr. Galanski's compensation package, a number of factors were considered, including: (i) the unique skills and experience of Mr. Galanski; (ii) total compensation of senior executives at other insurance companies and underwriting management firms; and (iii) the importance of Mr. Galanski, at the time such package was set, to the continued growth, success, and future of the Company, and the need to provide him with a significant incentive as well as to motivate and retain his services for a three year period starting in 2001. In addition to these factors, Mr. Galanski's compensation package was designed to be consistent with the Committee's compensation policies.

        The Committee will continue to evaluate the Company's management compensation program on an ongoing basis to assure that the Committee's compensation policies are consistent with the objective of enhancing stockholder value. Under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, effective in 1994, annual compensation in excess of $1.0 million paid to the chief executive officer or any of the four other highest compensated officers of any publicly held corporation will not be deductible in certain circumstances. Generally, "performance-based" compensation, as defined in Section 162(m), is not subject to the limitation if certain requirements are satisfied. The Compensation Committee intends to structure the Company's annual incentive plan and any stock-based compensation for executive officers so that such compensation qualifies as performance-based compensation under Section 162(m). However, the Committee may award compensation that is not fully deductible if it determines that such an award is consistent with the Company's compensation philosophy and in the best interests of the Company and its stockholders.

                    The Compensation Committee:
                            Robert W. Eager, Jr.
                            Leandro S. Galban, Jr.
                            Marc M. Tract
                            Robert F. Wright (Chairman)

Audit Committee Report

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom meets both the current and proposed independence requirements of the NASDAQ stock market. The Audit Committee operates under a written charter approved by the Board of Directors, which was reviewed and revised in 2002. A copy of the new Audit Committee Charter currently in effect is attached as Appendix A.

        The Company's management is responsible for the internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent auditors to discuss the audited December 31, 2002 financial statements. The Audit
Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee discussed with the independent auditors that firm's independence.

        The Audit Committee met periodically with management to discuss the Sarbanes-Oxley Act legislation passed by Congress and signed into law in 2002. Management is responsible for those activities required to ensure compliance with this legislation.

        Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

                    The Audit Committee:
                            Robert W. Eager, Jr.
                            George T. Van Gilder
                            Robert F. Wright (Chairman)

Five Year Performance Graph

        The comparison of five year cumulative returns among the Company, and the companies listed in the Standard & Poor's 500 Index ("S&P 500 Index") and the S&P Property & Casualty Insurance Index ("Insurance Index") is as follows:

INDEXED RETURNS

	Base Period
		Years Ending
Company/Index
	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02
THE NAVIGATORS GROUP, INC.	100	82.53	51.91	70.88	107.02	122.20
S&P 500 INDEX	100	128.58	155.63	141.46	124.65	97.10
INSURANCE INDEX	100	93.37	69.57	108.42	99.72	88.73

        The Stock Performance Graph, as presented above, which was prepared with the aid of Standard & Poor's, reflects the cumulative return on the Company's Common Stock, the S&P 500 Index and the Insurance Index, respectively, assuming an original investment in each of $100 on December 31, 1997 (the "Base") and reinvestment of dividends to the extent declared. Cumulative returns for each year subsequent to 1997 are measured as a change from this Base.

PROPOSAL 2
APPROVAL OF THE NAVIGATORS GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

        Effective as of April 10, 2003, the Board of Directors adopted, subject to stockholder approval, The Navigators Group, Inc. Employee Stock Purchase Plan (the "Plan").

        The following summary of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this proxy statement as Appendix B. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the Plan.

Nature and Purpose of the Plan

        The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of the Company's Common Stock through payroll deductions. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan are to be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Duration and Modification

        The Plan will be effective July 1, 2003 and will continue in effect for five years, unless sooner terminated by the Board which may at any time and for any reason terminate or amend the Plan as it may deem advisable. However, the Company shall obtain shareholder approval of any amendment to the Plan to the extent that such approval shall be necessary to comply with Section 423 of the Code.

Administration of the Plan

        The Plan is administered by the Board or a committee appointed by the Board.

Offering Periods

        In general, participants under the Plan purchase shares of Common Stock in consecutive six-month offering periods, with a new offering period commencing on each January 1 and July 1, unless otherwise determined by the Plan Administrator.

Securities Subject to the Plan; Market Price

        The number of shares of Common Stock reserved for sale under the Plan is 200,000. If the total number of shares which would otherwise be subject to purchase under the Plan exceeds the number of shares then available under the Plan, the Plan Administrator is required to make a pro rata allocation of the shares available for grant in as uniform and equitable a manner as is practicable. In such event, the Plan Administrator is required to give written notice of such reduction in the number of shares subject to issuance to each participant affected thereby.

Eligibility

        Each employee of the Company and its eligible subsidiaries who is customarily employed for at least 20 hours per week is eligible to participate under the Plan, subject to certain limitations imposed by Section 423(b) of the Code.

Participation

        An employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Plan Administrator at least 15 days prior to the first day of the offering period with respect to which it is to be effective. Payroll deductions will be equal to the whole percentage of compensation (at least 1%, but not to exceed 10%) specified by the participant. The employee must file a new enrollment for each subsequent offering period of the Plan, specifying the rate of payroll deduction that will apply for such offering period.

Purchase Price

        The purchase price per share at which shares of Common Stock are to be sold under the Plan is the lesser of (i) 90% of the fair market value of a share of Common Stock at the offering date (the first business day of the offering period) and (ii) 90% of the fair market value of a share of Common Stock on the last business day of the offering period. The fair market value of the Common Stock on any offering date shall mean the closing price of the Common Stock on the NASDAQ National Market on the last business day immediately preceding such date or (ii) if there is no sale of the Common Stock on such business day, the average of the bid and asked prices at the close of the market on that day.

Purchase of Shares

        The maximum number of shares of Common Stock a participant may purchase during each calendar year shall not exceed 1,000 shares, subject to certain limitations set forth in the Code and availability of shares under the Plan.

        Unless a participant withdraws from the offering period (as described below), his or her direction to purchase shares will be exercised automatically at each exercise date (the last business day of the offering period), and the maximum number of full shares will be purchased at the applicable price with the payroll deductions credited to his or her account. The shares purchased shall be issued to the participant as promptly as practicable after the exercise date. A participant's direction to purchase shares under the Plan may be exercised only by the participant.

Voting Rights

        Participants shall not have any interest or voting rights in shares until the shares shall have been issued.

Adjustments

        The number of shares of Common Stock available for grant or granted under the Plan may be adjusted, as determined by the Plan Administrator, in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Plan Administrator, in the event of any other change affecting the number or kind of outstanding shares of Common Stock. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the exercise of all participant subscription agreements and/or terminate the same within a reasonable time thereafter.

Withdrawal; Termination of Employment

        A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account under the Plan at any time prior to an exercise date by giving written notice to the Plan Administrator on a form provided for such purpose. If the participant withdraws from the offering period, all of the participant's payroll deductions credited to his or her account will be paid to the participant (without interest) as soon as practicable after receipt of the notice of withdrawal and his or her direction for the current offering period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such offering period. Participation may be resumed for subsequent offering periods pursuant to a new subscription agreement filed in accordance with the Plan.

        Upon termination of the participant's continuous status as an employee prior to an exercise date of an offering period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under the Plan, and the participant's subscription agreement will be automatically canceled.

        A participant's withdrawal from an offering period will not have any effect upon his or her eligibility to participate in a succeeding offering period or in any similar plan that may hereafter be adopted by the Company.

        Participant accounts under the Plan are unfunded and maintained solely for recordkeeping purposes. All payroll deductions credited to participant accounts under the Plan may be used by the Company for any corporate purpose, and neither the Company nor the Plan Administrator shall be obligated to segregate such payroll deductions.

Federal Income Tax Consequences

        The following discussion of the Federal income tax consequences of the purchase of shares under the Plan, and the sale of shares of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and/or local income or other tax consequences in the jurisdiction or country in which he or she works and/or resides.

        The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend on the length of the holding period. If the shares are disposed of by the participant at least two years after the beginning of the offering period during which the shares are purchased and at least one year from the date the shares are purchased, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price and (b) 10% of the fair market value of the shares on the first day of the offering period will be treated as ordinary income. Any additional gain will be taxed at capital gain rates. If the shares are sold after such two-year and one-year periods and the sales price is less than the purchase price, the participant recognizes no ordinary income but instead a capital loss. If the shares are sold or otherwise disposed of before the expiration of such two-year and one-year periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income.

        The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon disposition of shares within two years from the beginning of the offering period or within one year of the date of purchase.

        The foregoing is only a summary of the effect of Federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant's death or the income tax laws of any state, locality or foreign country in which the participant may work or reside.

The Board recommends a vote "FOR" Proposal 2.

PROPOSAL 3
APPROVAL OF THE NAVIGATORS GROUP, INC.
EXECUTIVE PERFORMANCE INCENTIVE PLAN

        Effective as of March 3, 2003, the Compensation Committee of the Board of Directors adopted, subject to stockholder approval, The Navigators Group, Inc. Executive Performance Incentive Plan (the "Executive Performance Incentive Plan").

Nature and Purpose of the Plan

        The Executive Performance Incentive Plan provides for annual incentive payments to certain key executives of the Company based upon Company performance. As the Report of the Compensation Committee discusses, the Company's compensation programs are based on a philosophy of enhancing stockholder value. A central element of this philosophy has been to link a significant portion of annual cash compensation to the attainment of the Company's annual financial objectives. The Executive Performance Incentive Plan is intended to continue this direct linkage between Company performance and compensation. The Board recommends that the Executive Performance Incentive Plan be approved by the stockholders. A copy of the Executive Performance Incentive Plan is included in this proxy statement as Appendix C and the following description is qualified in its entirety by reference to the Executive Performance Incentive Plan.

        In the past, the Company has awarded annual incentives to key executives through its annual incentive plan. The Executive Performance Incentive Plan is supplementary to that plan.

        The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code (the "Code") which generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers. The Company intends to structure awards under the Executive Performance Incentive Plan so that compensation resulting therefrom would be qualified "performance based compensation" eligible for deductibility with stockholder approval. To allow the Company to so qualify for such deduction, the Company is seeking approval of the Executive Performance Incentive Plan and the material terms of performance goals applicable to the Executive Performance Incentive Plan.

        The Executive Performance Incentive Plan allows for aggregate payments which may not exceed 5% of the pretax earnings of the Company for the fiscal year relating to the award. If there are no such earnings, no payments can be made under the Executive Performance Incentive Plan. No individual may receive as a maximum amount an annual payment under the Executive Performance Incentive Plan which exceeds 150% of their base compensation for the fiscal year relating to the awards. Payments under the Executive Performance Incentive Plan shall be made in cash.

Administration

        The Executive Performance Incentive Plan will be administered by the Compensation Committee. The Committee shall select the key executives of the Company who shall receive awards under the Executive Performance Incentive Plan, the target and maximum pay-out level, and the performance targets. The Committee will certify the level of attainment of performance targets.

Performance Criteria

        Section 162(m) of the Code requires that performance awards be based upon objective performance measures. For executives whose compensation is, or may be, subject to Section 162(m) of the Code, the performance criteria may include one or more of the following: (a) earnings; (b) revenue; (c) underwriting profitability; (d) expansion and growth; (e) financial return ratios; (f) loss, expense, and/or combined ratios; (g) return on equity; and (h) product development and distribution.

        For any Participant not subject to Section 162(m) of the Code, other performance measures or objectives, whether quantitative or qualitative, may be established. Performance criteria may relate to the total Company or any business unit. Performance targets may be set at a specific level or may be expressed as relative to the comparable measures at comparison companies or a defined index. The Committee's discretion may not be exercised to increase the award payable to any Participant subject to Section 162(m) of the Code above the maximum amount determined by the applicable performance measure.

Term and Amendment of the Plan

        The Executive Performance Incentive Plan, if approved by stockholders, will be effective for all fiscal years beginning with 2003 by action of the Board. The Executive Performance Incentive Plan may be amended or discontinued by the Board at any time. However, no amendment may increase the total payments which may be made under the Executive Performance Incentive Plan in any fiscal year or the maximum payment which may be made to any individual in any fiscal year above the award limits outlined above and specified in the Executive Performance Incentive Plan. The Committee may exercise its discretion to make no award payments to Participants subject to Section 162(m) of the Code in respect of the 2007 fiscal year or any later fiscal year if the Plan has not been reapproved by the Company's stockholders at the first meeting of stockholders during 2007, if necessary for compliance with Section 162(m) of the Code.

Future Plan Awards

        Since future awards under the proposed Executive Performance Incentive Plan will be based upon the future performance of the Company, actual payments cannot be determined at this time.

The Board recommends a vote "FOR" Proposal 3.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Independent Auditors

        KPMG LLP, Certified Public Accountants, have been appointed by the Board, upon the recommendation of the Audit Committee, as independent auditors for the Company to examine and report on its December 31, 2003 financial statements, which appointment will be submitted to the Stockholders for ratification at the Meeting. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board or its Audit Committee to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

The Board recommends a vote "FOR" Proposal 4.

        Representatives of KPMG LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002 and 2001, and fees billed for other services rendered by KPMG LLP related to those periods. Certain amounts for 2001 have been reclassified to conform to the 2002 presentation.

	2002	2001
Audit Fees(1)	$839,900	$616,301
Audit Related Fees	—	—
Tax Fees(2)	116,931	81,500
All Other Fees(3)	15,000	15,000

Total	$971,831	$712,801

(1)
Audit fees consisted primarily of fees for the annual audit and quarterly reviews, statutory audits and consents.

(2)
Tax fees consisted primarily of tax compliance services.
(3)
Other fees consisted of actuarial services for the issuance of statements of actuarial opinions for statutory loss and loss expense reserves as required by the NAIC and various State Insurance Departments.

ALL OTHER MATTERS WHICH MAY PROPERLY
COME BEFORE THE MEETING

        Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Stockholder Approval

        The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. With respect to Proposal 1, directors are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Votes may be cast in favor or withheld; votes that are withheld will have no effect on the results. Approval of Proposals 2, 3 and 4 requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock represented at the Meeting. Abstentions are not counted as votes "for" or "against" these proposals and therefore will have the effect of a vote against Proposals 2, 3 and 4 but will have no effect on Proposal 1. Shares held by brokers as nominees or in "street name" for which the broker does not have discretionary authority to vote and has not received specific instructions on how to vote from the customer are not voted and are referred to as "broker non-votes". Shares that are the subject of broker non-votes will be counted as shares not entitled to vote and therefore will have no effect on the outcome of any of the proposals. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file certain reports regarding the ownership of the Common Stock with the Securities and Exchange Commission (the "Commission"). These insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its directors, executive officers and 10% Stockholders made all required filings on time, except that the Terence Deeks 2002 Qualified Three Year Annuity Trust (the "Trust") and its trustee, Monica J. Deeks, failed to timely file Initial Statements of Beneficial Ownership on Form 3. These holdings have since been reported and both the Trust and Mrs. Deeks are in compliance with Section 16(a).

Absence of Dissenters' or Appraisal Rights

        Under Section 262 of the Delaware General Corporation Law, Stockholders have the right to dissent from certain corporate actions. In such cases, dissenting Stockholders are entitled to have their shares appraised and be paid the fair value of their shares provided that certain procedures perfecting their rights are followed. The proposals described in this proxy statement do not entitle a Stockholder to exercise any such dissenters' or appraisal rights.

Stockholders' Proposals

        Any proposal by a Stockholder of the Company intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than January 22, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

Form 10-K Annual Report

        UPON WRITTEN REQUEST BY A STOCKHOLDER, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, A COPY OF THE FORM 10-K ANNUAL REPORT FOR 2002 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. The Annual Report on Form 10-K for 2002 provided to Stockholders will not include the documents listed in the exhibit index of the Form 10-K. Upon written request, the Company will furnish to the Stockholder copies of any exhibits for a nominal charge. Requests should be addressed to The Navigators Group, Inc., Attn: Gail Kalter, Investor Relations Department, One Penn Plaza, New York, New York 10119. In addition, the Company makes available through its website (at http://www.navigators-insurance.com/finance/sec filings.html), free of charge, its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.

Solicitation and Expenses of Solicitation

        Officers and employees of the Company may solicit proxies. Proxies may be solicited by personal interview, mail, telegraph and telephone. Brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of Common Stock, and will be reimbursed for their reasonable out-of-pocket expenses in forwarding such solicitation material. The costs of preparing this Proxy Statement and all other costs in connection with the solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. It is estimated that said costs will be nominal.

        Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                      By Order of the Board of Directors,

                      Bradley D. Wiley
                       Secretary

New York, New York
April 23, 2003

APPENDIX A

THE NAVIGATORS GROUP, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

        1.    Purpose

        The Audit Committee (the "Committee") is a committee of the Company's Board of Directors (the "Board"). It shall provide assistance to the Board in fulfilling the Board's oversight functions relating to the quality and integrity of the Company's financial reports, monitor the Company's financial reporting process and internal control system, and perform such other activities consistent with this Charter and the Company's By-laws as the Committee or the Board deems appropriate. The Committee's functions shall, at a minimum, include the audit committee requirements of the NASDAQ, the Securities and Exchange Commission and the Federal securities laws.

        2.    Composition

        The Committee shall be comprised of three or more directors, none of whom shall be an employee of the Company and each of whom shall meet the independence requirements of the following regulations: Federal securities' laws including the Sarbanes-Oxley Act of 2002, Securities Exchange Commission regulations and NASDAQ (collectively, the "Regulations"). All members of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise, as required by the Regulations. No Committee member may serve on more than three public company audit committees. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual meeting or until their respective successors shall be duly elected and qualified.

        3.    Meetings

        The Committee shall meet at least three times annually, once to review the audit plan of the outside auditors, once to review the Company's annual audited financial statements prior to their issuance, and once to review the post-audit findings of the outside auditors. A quorum for these meetings shall be a majority of the members.

        The Committee shall also meet at least three times annually to confer with the outside auditors and management to review the Company's interim financial statements and reports prior to the public announcement of financial results and the filing of the reports with the Securities and Exchange Commission. A quorum for these meetings shall be one of the members.

        The Committee may also hold any special meetings as may be called by the Chairman of the Committee or at the request of outside auditors or management. Members of senior management, the outside auditors or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Committee shall meet with the outside auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

        The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may meet via telephone conference calls.

        The Committee shall report regularly to the Board as to its activities.

        4.    Relationship With Outside Auditors

        The outside auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders, but shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditors (including resolution of disagreements between management of the Company and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All audit services and non-audit services provided to the Company by the outside auditors shall be preapproved by the Committee in accordance with such rules or limitations the Committee adopts. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the full Committee at its next scheduled meeting.

        5.    Functions

        The Committee's primary functions include:

Documents/Reports Review

        (1)  Review and assess the adequacy of this Charter at least annually.

        (2)  Discuss all public announcements of financial results and quarterly and annual financial statements and reports prior to any filing with the Securities and Exchange Commission or any release to the public or investors.

        (3)  Recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Outside Auditors

        (4)  Approve the appointment and compensation of the outside auditors prior to any engagement.

        (5)  Review all relationships the outside auditors have with the Company to determine their independence and obtain and review a report from the outside auditors concerning the auditors' internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the outside auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditing firm, and any steps taken to deal with any such issues. The outside auditors shall annually provide to the Committee a written statement delineating all such relationships.

        (6)  Review the annual audit plan of the outside auditors and evaluate their performance.

        (7)  Review the experience and qualifications of the senior members of the outside auditors team.

        (8)  Obtain and review a report from the outside auditors at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditors, and (c) other material written communications between the outside auditors and management of the Company, including management letters and schedules of unadjusted differences.

        (9)  Require the rotation of the outside auditors' partners on a regular basis in accordance with the Regulations.

      (10)  Review the Company's hiring of employees or former employees of the outside auditors who participated in any capacity in the audits of the Company in accordance with the Regulations.

Financial Reporting Processes

      (11)  Consult with the outside auditors concerning the completeness and accuracy of the Company's financial statements.

      (12)  Consult with the outside auditors concerning the quality of the Company's accounting principles as applied in its financial statements and reporting.

      (13)  Review any significant judgments made in management's preparation of the financial statements and the view of the outside auditors as to the appropriateness of such judgments.

      (14)  Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditors' work or access to reviewed information.

      (15)  Review any disagreements between management and the outside auditors in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

      (16)  Review changes to the Company's accounting principles as recommended by the outside auditors or management.

      (17)  Review with the outside auditors the adequacy of the Company's system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditors, together with management's responses thereto.

      (18)  Review periodically with the Company's general counsel, legal and regulatory matters that could have a significant effect on the Company's financial statements.

      (19)  Discuss with management and the outside auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

Internal Audit

      (20)  The Committee shall annually, or as frequently as deemed appropriate by the Committee:

    (a)  review the internal audit budget, staffing and audit plan;

    (b)  review material findings of internal audit reviews and management's response, including any significant changes required in the internal auditor's audit plan or scope and any material difficulties or disputes with management encountered during the course of the audit;

    (c)  perform an annual evaluation of the internal audit function.

Other

      (21)  Review periodically the Company's compliance with its Conflict of Interest policy.

      (22)  Establish procedures in accordance with the Regulations for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      (23)  Discuss the Company's policies with respect to risk assessment and risk management.

      (24)  Investigate any other matter brought to the attention of the Committee within the scope of its duties which it deems appropriate for investigation.

      (25)  Ensure inclusion of the Committee's Charter in the Company's Proxy Statement as required.

      (26)  Prepare the annual Committee report for inclusion in the Proxy Statement as required.

      (27)  The Committee shall have such other functions as are provided by NASDAQ, the Securities and Exchange Commission and the Federal securities laws.

        The Committee shall have the authority to engage outside legal, accounting or other advisors as it determines necessary to carry out its functions.

Limitation of the Committee's Role

        The Company's management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and disclosure controls and procedures. The outside auditors audit the Company's financial statements and express an opinion on the financial statements based on the audit. The Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors.

        While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The responsibility to plan and conduct audits is that of the outside auditors. The Company's management has the responsibility to determine that the Company's disclosures and financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Committee to assure the Company's compliance with laws and regulations or compliance with the Company's Code of Ethics and Conduct. The primary responsibility for these matters rests with the Company's management.

APPENDIX B

THE NAVIGATORS GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

Purpose

        The purpose of The Navigators Group, Inc. Employee Stock Purchase Plan (the "Plan") is to provide the employees of The Navigator Group, Inc. ("the Company") and its Subsidiaries with an opportunity to purchase shares of Stock through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation consistent with the applicable requirements of the Code.

SECTION 2

Definitions

        The following words have the following meanings unless a different meaning is plainly required by the context.

        2.1  "Board" means the Board of Directors of The Navigators Group, Inc.

        2.2  "Compensation" means an Employee's gross compensation from the Company and all Subsidiaries, including, without limitation, gross base compensation, commissions, overtime, shift premiums, incentive compensation and bonuses.

        2.3  "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Subsidiary, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

        2.4  "Contributions" means all amounts credited to the account of a Participant pursuant to the Plan.

        2.5  "Employee" means any person, including an officer, who is an employee of the Company or a Subsidiary and whose customary employment is at least twenty (20) hours per week.

        2.6  "Exercise Date" means the last business day of each Offering Period of the Plan.

        2.7  "Fair Market Value" means, as of any date, (i) the closing sale price of the Stock on the NASDAQ National Market on such date or (ii) if there is no sale of the Stock on the NASDAQ National Market on such date, the average of the bid and asked prices at the close of the market on such date.

        2.8  "Offering Date" means the first business day of each Offering Period of the Plan.

        2.9  "Offering Period" means a period of six (6) months commencing on the January 1 or July 1 of each year, except as otherwise set forth in the Plan or determined by the Plan Administrator.

      2.10  "Participant" means an Employee who has elected to participate in the Plan for an Offering Period by completing a subscription agreement in accordance with Section 5.1.

      2.11  "Plan Administrator" means the Board or the Committee appointed by the Board to administer the Plan, as described in Section 12.

      2.12  "Stock" means the Common Stock, par value $0.10, of the Company.

      2.13  "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

SECTION 3

Eligibility

        3.1    General Rule.    Any person who is an Employee on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5.1 and the limitations imposed by Section 423(b) of the Code; provided, however, that an Employee working in a country whose laws make participation in the Plan impractical and/or illegal (as determined by the Plan Administrator, in its sole discretion), shall not be eligible to participate in the Plan.

        3.2    Exceptions.    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock ownership shall be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) the rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

SECTION 4

Offering Period

        4.1  The Plan shall generally be administered with respect to consecutive Offering Periods with a new Offering Period commencing on or about each June 1 and December 1, or at such other time or times as may be determined by the Board. The first Offering Period shall be a six (6) month period commencing on July 1, 2003.

        The Board shall have the power to change the duration and/or frequency of an Offering Period with respect to future offerings without shareholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

SECTION 5

Participation

        5.1  An Employee shall become a Participant in the Plan for an Offering Period by completing a subscription agreement provided by the Plan Administrator, which authorizes payroll deductions of an amount equal to a whole percentage, between one percent (1%) and ten percent (10%), as elected by such Employee, of such Employee's Compensation; provided, however, that in the case of any Employee of a Subsidiary in the United Kingdom, payroll deductions with respect to any Offering Period shall not exceed the lesser of (i) 10% of such Employee's salary during such Offering Period, or (ii) £125, multiplied by the number of months in such Offering Period. Such amount shall be withheld as a payroll deduction and paid as such Employee's Contribution to the Plan. The subscription agreement must be submitted to the payroll office at least 15 days prior to the applicable Offering Date. The subscription agreement shall expire on the last day of the Offering Period to which such subscription agreement applies. The Employee must complete a new subscription agreement for each Offering Period, as described in this Section 5.1.

        5.2  Payroll deductions begin on the first payroll date following the applicable Offering Date and end on the last payroll paid prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant as provided in Section 10.

SECTION 6

Method of Payment of Contributions

        6.1  Payroll deductions shall be made on each payday during the Offering Period in an amount between one percent (1%) and ten percent (10%) (in whole number increments), as elected by the Participant, of his or her Compensation otherwise payable on each such payday. All payroll deductions made by a Participant shall be credited as Contributions to his or her account under the Plan. Each Participant's account under the Plan is unfunded and is maintained solely for recordkeeping purposes. A Participant may not make any payments into the account other than Contributions made through payroll deductions.

        6.2  A Participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deduction with respect to an Offering Period prior to or during such Offering Period by completing and filing with the Plan Administrator a new authorization for payroll deduction, provided that the Board may, in its sole discretion, impose reasonable and uniform restrictions on the ability of Participants to change the rate of payroll deductions. The change in rate shall be effective no later than fifteen (15) days following the Plan Administrator's receipt of the new authorization.

        6.3  Notwithstanding the foregoing, to the extent necessary to comply with Section 3.2 of the Plan, Section 423(b)(8) of the Code or other applicable law, a Participant's payroll deductions may be automatically decreased to zero percent (0%) at any time during the Offering Period.

        6.4  No interest shall accrue on the Contributions of a Participant in the Plan.

        6.5  All Contributions received or held by the Plan Administrator under the Plan may be used by the Company for any corporate purpose, and neither the Plan Administrator nor the Company shall be obligated to segregate such Contributions.

SECTION 7

Grant of Option

        7.1  Each Participant in the Plan in an Offering Period shall be granted, on the Offering Date during such Offering Period, an option to purchase shares of Stock on the Exercise Date during such Offering Period with the Contributions accumulated prior to such Exercise Date.

        7.2  The number of full shares of Stock that may be purchased on an Exercise Date shall be determined by dividing such Participant's total Contributions accumulated prior to such Exercise Date and credited to the Participant's account as of the Exercise Date by the Purchase Price (as defined in Section 7.3 below). Notwithstanding the foregoing, the maximum number of shares of Stock a Participant may purchase in any calendar year may not exceed 1,000, except as otherwise adjusted under Section 15; provided, further, that such purchase shall be subject to the limitations set forth in Sections 3.2 and 11 hereof.

        7.3  The Purchase Price for each share of Stock purchased under the Plan shall be the lesser of (i) ninety percent (90%) of the Fair Market Value of a share of Stock at the Offering Date and (ii) ninety percent (90%) of the Fair Market Value of a share of Stock at the Exercise Date.

SECTION 8

Exercise of Option

        8.1  Unless the Participant withdraws from the Plan as provided in Section 10, the Participant's option for the purchase of Stock shall be exercised automatically on the Exercise Date of the Offering Period at the Purchase Price with the accumulated Contributions credited to his or her account.

        8.2  The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date.

        8.3  The maximum number of shares of Stock shall be determined based on the Purchase Price and the accumulated Contributions credited to the Participant's account in accordance with Section 7. No fractional shares are permitted to be purchased under the Plan. Any Contributions for an Offering Period credited to a Participant's account which are not sufficient to purchase a full share of Stock on the Exercise Date of such Offering Period shall be returned to such Participant.

        8.4  The shares purchased shall be issued to the Participant as promptly as practicable after the Exercise Date of the Offering Period during which such shares were purchased.

        8.5  During a Participant's lifetime, the option to purchase shares of Stock hereunder shall be exercisable only by the Participant.

SECTION 9

Delivery

        9.1  As promptly as practicable after the Exercise Date of an Offering Period, the Plan Administrator shall arrange delivery to each Participant, as appropriate, of a certificate representing the shares of Stock, if any, purchased upon exercise of his or her option for such Offering Period.

        9.2  As promptly as practicable after delivery of Stock with respect to an Offering Period (pursuant to Section 9.1 above), the Participant shall receive cash equal to the Contributions, if any, remaining to the credit of such Participant's account with respect to such Offering Period after the purchase of the maximum number of whole shares of Stock purchasable by the Participant with respect to such Offering Period.

SECTION 10

Voluntary Withdrawal; Termination of Employment

      10.1  A Participant may withdraw all, but not less than all, of the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to an Exercise Date by giving written notice to the Plan Administrator of withdrawal from the Offering Period on a form provided for such purpose. If the Participant withdraws from an Offering Period, all of the Participant's Contributions credited to his or her account shall be paid to the Participant as promptly as practicable after receipt of the notice of withdrawal, and his or her option for such Offering Period shall be automatically canceled and no further payroll deductions for the purchase of Stock shall be made for such Participant during such Offering Period.

      10.2  Upon termination of the Participant's Continuous Status as an Employee prior to an Exercise Date of an Offering Period for any reason, including, without limitation, retirement or death, all Contributions credited to his or her account shall be returned to him or her, in cash, as promptly as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 13, and the Participant's option to purchase Stock shall be automatically canceled.

      10.3  In the event an Employee fails to remain in Continuous Status as an Employee during an Offering Period in which the Employee is a Participant, he or she shall be deemed to have elected to withdraw from the Plan, and all Contributions credited to his or her account for such Offering Period shall be returned to the Participant in cash, and the Participant's option to purchase Stock with respect to such Offering Period shall be automatically canceled.

      10.4  A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company, in accordance with the applicable terms and conditions of such plan.

SECTION 11

Stock

      11.1  The total number of shares of Stock made available for sale under the Plan is 200,000 and is subject to adjustment, at the sole discretion of the Plan Administrator, in the event of changes in the capitalization of the Company.

      11.2  If the total number of shares subject to options granted pursuant to Section 7 exceeds the number of shares available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares remaining available for option grant in a practical and equitable manner. In such event, the Plan Administrator shall give written notice to each affected Participant stating the reduction of the number of shares due to the adjustment and shall return to each affected Participant any excess Contributions credited to such Participant's account as soon as practicable after the affected Exercise Date of such Offering Period.

      11.3  A Participant shall have no interest or voting rights in shares covered by his or her option until such option has been exercised.

      11.4  Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

      11.5  Shares of Stock purchased under the Plan may, at the sole discretion of the Plan Administrator, be subject to restrictions on subsequent resale.

SECTION 12

Administration

      12.1  The Plan shall be administered by the Board or a committee appointed by the Board (the "Plan Administrator").

      12.2  The Plan Administrator shall have full power to adopt, amend and rescind any rules as deemed appropriate and consistent for the administration of the Plan. The Plan Administrator shall construe and interpret the Plan in its sole and absolute discretion, and make all other determinations necessary or advisable for the administration of the Plan.

      12.3  The administration, interpretation or application of the Plan by the Plan Administrator and all determinations by the Plan Administrator with respect to the Plan shall be final, conclusive and binding upon all Employees and Participants and all other persons interested or claiming an interest under the Plan.

SECTION 13

Designation of Beneficiary

      13.1  A Participant may file a written designation of a beneficiary who is to receive Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death at a time when cash or Stock are held for his or her account. Any such designation shall not be effective until filed with the

Plan Administrator. Any such designation of a beneficiary may be changed by the Participant at any time by written notice filed with the Plan Administrator.

      13.2  In the event of the death of a Participant and in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Plan Administrator shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its sole discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant. If no spouse, dependent or relative is known to the Plan Administrator, the Plan Administrator, in its sole discretion, may deliver such cash and/or Stock to such other person as the Plan Administrator may reasonably designate.

SECTION 14

Transferability

      14.1  Neither Contributions credited to a Participant's account nor any rights with regard to an option to purchase shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 13) by the Participant.

      14.2  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw in accordance with Section 10.

SECTION 15

Adjustments Upon Changes in Capitalization; Corporate Transactions

      15.1  In the event that a dividend shall be declared upon the Stock payable in shares of Stock, the number of shares of Stock then subject to any option and the number of shares of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option may be adjusted, at the sole discretion of the Plan Administrator, by adding to each share the number of shares which would be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such Stock dividend. In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of share of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Stock then subject to any option and for each share of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, as determined by the Plan Administrator, in its sole discretion.

      15.2  In the event that there shall be any change, other than as specified in the first paragraph of Section 15.1 hereof, in the number or kind of outstanding shares of Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in it sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each option.

      15.3  In the case of any substitution or adjustment in accordance with the provisions of this Section 15, the option price in each option for all Stock covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such Stock or to which such Stock shall have been adjusted in accordance with the provisions of this Section 15.

      15.4  No adjustment or substitution provided for this Section 15 shall require the Company to issue a fractional share under any option.

      15.5  In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its sole discretion, may accelerate the exercise of each option and/or terminate the same.

SECTION 16

Amendment or Termination

      16.1  The Board may at any time and for any reason terminate or amend the Plan in whole or in part. Except as provided in Section 15, no such termination may affect options to purchase shares previously granted. Except as provided in Section 15, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. In addition, to the extent necessary, but only to such extent, to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval of an amendment in such a manner and to such a degree as so required.

SECTION 17

Notices

      17.1  All notices or other communications by a Participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

SECTION 18

Conditions Upon Issuance of Shares

      18.1  Shares of Stock shall not be issued with respect to an option to purchase, unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

      18.2  As a condition to the exercise of an option, the Plan Administrator may require the Participant exercising such option to represent and warrant at the time of such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      18.3  Each Participant agrees, by entering the Plan, to promptly give the Plan Administrator notice of any disposition of shares of Stock purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.

SECTION 19

Effective Date; Term of Plan

      19.1  The Plan shall become effective on July 1, 2003, subject to approval by the shareholders of the Company within twelve (12) months, before or after, of the date the Plan is adopted.

      19.2  The Plan shall continue in effect for a term of five (5) years unless sooner terminated under Section 16.

        IN WITNESS WHEREOF, The Navigators Group, Inc. has hereby adopted this Plan on this              day of                         , 2003.

THE NAVIGATORS GROUP, INC.
By:
Attest:	Name:
Title:

APPENDIX C

THE NAVIGATORS GROUP, INC.
EXECUTIVE PERFORMANCE INCENTIVE PLAN

1.  Purpose:

        The purpose of the Executive Performance Incentive Plan (the "Plan") is to promote the interests of The Navigators Group, Inc. (the "Company") and its stockholders by providing additional compensation as an incentive to certain key executives of the Company and its Subsidiaries who contribute materially to the success of the Company and such Subsidiaries.

2.    Definitions:

        The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

        (a)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (b)  "Company" shall mean The Navigators Group, Inc., and its subsidiaries.

        (c)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (d)  "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424 of the Code.

3.    Administration:

        The Plan shall be administered under the supervision of the Board of Directors of the Company (the "Board") which shall exercise its powers, to the extent herein provided, through the agency of the Compensation Committee (the "Committee") which shall be appointed by the Board. The Committee shall consist of not less than two (2) members of the Board who meet the definition of "outside director" under the provisions of Section 162(m) of the Code and the definition of "non-employee director" under the provisions of the Exchange Act or the regulations or rules promulgated thereunder.

        The Committee, from time to time, may adopt rules and regulations ("Regulations") for carrying out the provisions and purposes of the Plan and make such determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The Committee may alter, amend or revoke any Regulation adopted. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive.

4.    Participation:

        "Participants" in the Plan shall be such key executives of the Company as may be designated by the Committee to participate in the Plan with respect to each fiscal year.

5.    Performance Incentive Awards:

        For each fiscal year of the Company, the Committee shall determine the following:

        (i)    The Company, and its Subsidiaries to participate in the Plan for such fiscal year.

        (ii)  The executives who will participate in the Plan for such fiscal year.

        (iii)  The basis(es) for determining the maximum amount of the Awards to such Participants will be dependent upon the attainment by the Company or any Subsidiary or subdivision thereof of any specified performance goal or objective. Performance measures established by the Committee may relate to the total Company or a business unit. Performance measures may be set at a specific level or may be expressed as relative to the comparable measures at comparison companies or a defined index. Performance criteria for

Awards under the Plan may include one or more of the following operating performance measures: (a) earnings; (b) revenue; (c) underwriting profitability; (d) expansion and growth; (e) financial return ratios; (f) loss, expense, and/or combined ratios; (g) return on equity; and (h) product development and distribution.

          (iv)  For Participants subject to 162(m) of the Code, the Committee shall establish one or more objectively determinable performance measures based on the criteria described above no later than 90 days after the beginning of the fiscal year and at a time when the achievement of such measure (or measures) is substantially uncertain. No award shall be paid to a Participant unless the Committee determines that the performance measures applicable to that Participant have been achieved.

          (v)  For any Participant not subject to Section 162(m) of the Code, other performance measures or objectives, whether quantitative or qualitative, may be established. The Committee shall establish the specific targets for the selected measures. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.

          (vi)  The Committee's discretion may not be exercised to increase the award payable to any Participant subject to Section 162(m) of the Code above the amount determined by the applicable performance measure.

6.    Payment of Current Portion of Performance Incentive Awards:

          (a)  Subject to conditions as are provided in the Plan, the Awards made to Participants shall be paid to them as follows:

    As soon as practicable after the end of the fiscal year, the Committee shall determine the extent to which Awards have been earned on the basis of the actual performance in relation to the established performance objectives as established for that fiscal year. Such Awards are only payable to the extent that the Participants have performed their duties to the satisfaction of the Committee.

          (b)  There shall be deducted from all payments of Awards any taxes required to be withheld by any government entity and paid over to any such government in respect of any such payment. Unless otherwise elected by the Participant, such deductions shall be at the established Withholding Tax Rate. Participants may elect to have the deduction of taxes cover the amount of any Applicable Tax (the amount of Withholding Tax plus the incremental amount determined on the basis of the highest marginal tax rate applicable to such Participant).

7.    Maximum Payments Under the Plan:

        Payments under the Plan shall be subject to the following maximum levels.

          (a)  Total Payments.    The total amount of Awards paid under the Plan relating to any fiscal year may not exceed 5% of pretax earnings in that fiscal year. Provided, however, that if there are no pretax earnings, then no Awards may be paid under the Plan.

          (b)  Maximum Individual Award.    The maximum amount which any individual Participant may receive relating to any fiscal year may not exceed 150 percent of their base compensation in that fiscal year.

8.    Conditions Imposed on Payment of Awards:

        Payment of each Award to a Participant shall be subject to the following provisions and conditions:

          (a)  Rights to Awards.    No Participant shall have any right or interest, whether vested or otherwise, in the Plan or in any Award thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Regulations that affect such Participant or such other person shall have been complied with. Nothing contained in the Plan or in the Regulations shall require the Company to segregate or earmark any cash. Neither the adoption of the Plan nor its operation shall in any way affect the rights and power of the Company or of any Subsidiary to dismiss and/or discharge any employee at any time.

          (b)  Rights to Payments.    No absolute right to any Award shall be considered as having accrued to any Participant prior to the close of the fiscal year with respect to which an Award is made. No Participant shall have any enforceable right to receive any Award made with respect to a fiscal year or to retain any payment made with respect thereto if for any reason (death included) the Participant, during such entire fiscal year, has not performed their duties to the satisfaction of the Company.

9.    Miscellaneous:

          (a)  By accepting any benefits under the Plan, each Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, or the Committee.

          (b)  Any action taken or decision made by the Company, the Board, or the Committee, arising out of or in connection with the construction, administration, interpretation or effect of the Plan or of the Regulations shall lie within its absolute discretion, as the case may be, and shall be conclusive and binding upon all Participants.

          (c)  No member of the Board, or the Committee, shall be liable for any act or failure to act of any other member, or of any officer, agent or employee of such Board or Committee, as the case may be, or for any act or failure to act, except on account of their own acts done in bad faith.

          (d)  The Board, and/or the Committee, may rely upon any information supplied to them by any officer of the Company or any Subsidiary and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon such information or advice.

          (e)  Notwithstanding anything to the contrary in the Plan, neither the Board nor the Committee shall have any authority to take any action under the Plan where such action would affect the Company's ability to account for any business combination as a "pooling of interests."

10.  Amendment or Discontinuance:

        The Board may alter, amend, suspend or discontinue the Plan, but may not, without approval of the holders of a majority of the Company's Common Stock ($0.10 par value) make any alteration or amendment thereof which would permit the total payments under the Plan for any year to exceed the limitations provided in Paragraph 7 hereof.

11.  Effective Date:

        The Plan will be effective for all fiscal years beginning with 2003 by action of the Board of Directors conditioned on and subject to approval of the Plan, by a vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly held stockholders meeting at which a quorum representing a majority of all outstanding voting stock is present. The Committee may exercise its discretion to make no award payments to Participants subject to Section 162(m) of the Code in respect of the 2007 fiscal year or any later fiscal year if the Plan has not been reapproved by the Company's stockholders at the first meeting of stockholders during 2007, if necessary for compliance with Section 162(m) of the Code.

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

PROXY FOR THE MAY 29, 2003 ANNUAL MEETING OF STOCKHOLDERS

Stanley A. Galanski and Bradley D. Wiley, or any one of them, with power of substitution, are hereby authorized as proxies to represent and to vote the shares of the undersigned at the Annual Meeting of Stockholders of The Navigators Group, Inc. to be held at 3:00 p.m., Thursday, May 29 2003, at The Cornell Club, 6 East 44th Street, New York, New York 10017, and at any adjournment thereof. The proxies are to vote the shares of the undersigned as instructed below and in accordance with their judgement on all other matters which may properly come before the Meeting.

/*\ FOLD AND DETACH HERE /*\

THE NAVIGATORS GROUP, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /  /

[	]
		For all nominees	Withhold Authority to vote for all nominees	For All Except			For	Against	Abstain
1.	Election of Directors Nominees—(1) Peter A. Cheney, (2) Terence N. Deeks, (3) Robert W. Eager, Jr., (4) Stanley A. Galanski, (5) Leandro S. Galban, Jr., (6) Marc M. Tract, (7) George T. Van Gilder and (8) Robert F. Wright	/ /	/ /	/ /	2.	Approval of The Navigators Group, Inc. Employee Stock Purchase Plan. The Board of Directors Recommends a Vote FOR PROPOSAL 2.	/ /	/ /	/ /
	The Board of Directors Recommends a Vote FOR PROPOSAL 1.				3.	Approval of The Navigators Group, Inc. Executive Performance Incentive Plan.	/ /	/ /	/ /
	Instruction: To withhold authority to vote for any individual nominee, please print that nominee's number below:					The Board of Directors Recommends a Vote FOR PROPOSAL 3.
					4.	Ratification of the appointment of KPMG LLP as the Company's independent auditors for 2003.	/ /	/ /	/ /
The Board of Directors Recommends a Vote FOR PROPOSAL 4.
IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2, 3 and 4.

Please sign this Proxy Form which is solicited on behalf of the Board of Directors, and return it promptly in the enclosed postage prepaid envelope.

					Signature				Date

					Signature if held jointly				Date
Please sign exactly as name appears hereon.

/*\ FOLD AND DETACH HERE /*\

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN
THIS PROXY FORM PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.

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THE NAVIGATORS GROUP, INC. One Penn Plaza New York, New York 10119
ANNUAL MEETING—May 29, 2003
THE NAVIGATORS GROUP, INC. One Penn Plaza New York, New York 10119
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 29, 2003
THE NAVIGATORS GROUP, INC. One Penn Plaza New York, New York 10119 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
The Board recommends a vote "FOR" Proposal 1.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Option/SAR Grants in 2002
Aggregated Option/SAR Exercises in 2002 and December 31, 2002 Option/SAR Values
INDEXED RETURNS
PROPOSAL 2 APPROVAL OF THE NAVIGATORS GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
The Board recommends a vote "FOR" Proposal 2.
PROPOSAL 3 APPROVAL OF THE NAVIGATORS GROUP, INC. EXECUTIVE PERFORMANCE INCENTIVE PLAN
The Board recommends a vote "FOR" Proposal 3.
PROPOSAL 4 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
The Board recommends a vote "FOR" Proposal 4.
ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING
  APPENDIX A
THE NAVIGATORS GROUP, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
  APPENDIX B
THE NAVIGATORS GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
SECTION 1 Purpose
SECTION 2 Definitions
SECTION 3 Eligibility
SECTION 4 Offering Period
SECTION 5 Participation
SECTION 6 Method of Payment of Contributions
SECTION 7 Grant of Option
SECTION 8 Exercise of Option
SECTION 9 Delivery
SECTION 10 Voluntary Withdrawal; Termination of Employment
SECTION 11 Stock
SECTION 12 Administration
SECTION 13 Designation of Beneficiary
SECTION 14 Transferability
SECTION 15 Adjustments Upon Changes in Capitalization; Corporate Transactions
SECTION 16 Amendment or Termination
SECTION 17 Notices
SECTION 18 Conditions Upon Issuance of Shares
SECTION 19 Effective Date; Term of Plan
  APPENDIX C
THE NAVIGATORS GROUP, INC. EXECUTIVE PERFORMANCE INCENTIVE PLAN